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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation of our report dated February 7, 2001, with respect to our audit of the financial statements as of December 31, 2000 and for each of the years in the two-year period then ended of 3-Dimensional Pharmaceuticals, Inc., included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-54890 and 333-61978.



/s/ Richard A. Eisner & Company, LLP

New York, New York
March 29, 2002